Exhibit 10.9.1

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT ("Agreement"), dated as of the 29th day of May, 1998, is made and entered into on the terms and conditions hereinafter set forth, by and between IMTEK OFFICE SOLUTIONS, INC., a Delaware corporation, (the "Parent Company"), IMTEK CORPORATION, a Maryland corporation ("Imtek Corporation"), IMTEK SERVICES CORPORATION, a Maryland corporation ("Imtek Services Corporation") and IMTEK FUNDING CORPORATION, a Maryland corporation ("Imtek Funding Corporation"; Parent Company, Imtek Corporation, Imtek Services Corporation and Imtek Funding Corporation are referred to herein from time to time individually as a "Borrower" and collectively as the "Borrowers"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").


                                    RECITALS:

         WHEREAS, Borrowers have requested that Lender make available to Borrowers a term loan in the original principal amount of Six Million Dollars ($6,000,000) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

         WHEREAS, in order to induce Lender to make the Loan to Borrowers, Borrowers have made certain representations to Lender; and

         WHEREAS, Lender, in reliance upon the representations and inducements of Borrowers, has agreed to make the Loan upon the terms and conditions hereinafter set forth.


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:


                                       1

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                                    ARTICLE 1
                                    THE LOAN

         1.1 EVIDENCE OF LOAN INDEBTEDNESS AND REPAYMENT. Subject to the terms and conditions contained herein, the Lender shall make the Loan to Borrowers by wire transfer in immediately available funds. The Loan shall be advanced to Borrowers in five (5) advances (individually, an "Advance" and collectively, the "Advances"). The first Advance shall be in the principal amount of $815,000 and shall be made on the date hereof. The subsequent Advances shall be in increments of $500,000. Lender's obligation to fund the subsequent Advances shall be subject to the conditions set forth in Section 4.2. In no event shall the subsequent Advances be made after November 30, 1999. The Loan shall be evidenced by a Secured Promissory Note in the original principal amount of Six Million Dollars ($6,000,000), dated as of the date thereof executed by Borrowers in favor of Lender (the "Note"). The Loan shall be payable in accordance with the terms of the Note. The Note, this Agreement and any other instruments and documents executed by Borrowers, any guarantor of Borrowers, or any shareholder, member, partner, subsidiary or affiliate of Borrowers ("Affiliates"), now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents." The term "Obligations" as used herein shall refer to (a) the Loan to be made concurrently or in connection with this Agreement, as evidenced by the Note, and any renewals or extensions thereof, (b) the full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrowers to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lender to Borrowers and (c) all future advances made by Lender for taxes, levies, insurance and preservation of the Collateral and all attorneys' fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and the enforcement and protection of the security interest created hereby or by the other Loan Documents.

         1.2 PROCESSING FEE. Borrowers shall pay Lender a processing fee of One Hundred Twenty Thousand Dollars ($120,000), Sixty Thousand Dollars ($60,000) of which has previously been paid to Lender and Sixty Thousand Dollars ($60,000) of which shall be paid on the date the Loan is funded.

         1.3 PREPAYMENT. Borrowers may prepay the indebtedness evidenced by the
Note in whole or in part at any time and from time to time, without penalty or premium.

         1.4 PURPOSES OF LOAN AND USE OF PROCEEDS. The purpose of the Loan shall be to finance the acquisition by Borrowers of companies in the same line of business as presently conducted by Borrowers and to provide additional working capital to Borrowers.

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

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 BORROWER'S REPRESENTATIONS. Each Borrower hereby represents and warrants to Lender as follows:

                  (a) CORPORATE STATUS. The Parent Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Borrowers other than Parent Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Each Borrower has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Each Borrower is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on such Borrower's financial condition or its ability to conduct its business in the manner now conducted.

                  (b) SUBSIDIARIES. Schedule 2.1(b) hereto is a complete list of each corporation, partnership, joint venture or other business organization (the "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which each Borrower or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which each Borrower or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by such Borrower. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.1(b), which are the only jurisdictions in which a failure to be so qualified would have a material adverse effect on such Subsidiary's financial condition or its ability to conduct its business in the manner now conducted. Each Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Each Borrower and its Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 2.1(b), free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind. Except where otherwise indicated herein or unless the context otherwise

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



         requires, any reference to Borrowers herein shall include Borrowers and all of their Subsidiaries.

                  (c) AUTHORIZATION. Each Borrower has full legal right, power and authority to conduct its business and affairs. Each Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which each Borrower is a party, and the performance by each Borrower of its obligations thereunder are within the corporate powers of each Borrower and have been duly authorized by all necessary corporate action properly taken and each Borrower has received all necessary governmental approvals, if any, that are required. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which each Borrower is a party are duly authorized to act on behalf of each Borrower.

                  (d) VALIDITY AND BINDING EFFECT. This Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

                  (e) CAPITALIZATION. As of the date hereof, the authorized capital stock of Parent Company consists solely of 250,000,000 shares of common stock, $.000001 par value per share ("Common Stock"), of which 7,488,611 shares are issued and outstanding (the "Common Shares") and 707,914 shares of which are reserved for issuance upon exercise of the Stock Purchase Warrant dated as of the date hereof and issued to Lender (the "Warrant") and 500,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), of which 6,500 shares are issued and outstanding (the "Preferred Shares") (the Common Shares and Preferred Shares are referred to herein collectively as the "Shares"); provided, however, that the number of shares reserved for issuance upon exercise of the Warrant may be increased from time to time in accordance with the term of the Warrant. Attached hereto as Schedule 2.1(e) as a table showing the capitalization of Parent Company, as of the date hereof, on a fully diluted basis. As of the date hereof, Parent Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or Preferred Stock or containing any profit participation features, and does not have outstanding any rights or options to subscribe for or to purchase its Common Stock or Preferred Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 2.1(e) and the Warrant. Schedule 2.1(e) accurately sets forth the following with respect to all outstanding options and rights to acquire the Parent Company's Common Stock or Preferred Stock: (i) the total number of shares issuable upon exercise of all outstanding options; (ii) the range of exercise prices for all such outstanding options; (iii) the number of shares issuable, the exercise price and the expiration date for each such outstanding option; and (iv) with respect to all outstanding options, warrants and rights to acquire Parent Company's capital stock other than the Warrant, the holder, the number of shares covered, the exercise price and the expiration date. As of the date hereof, Parent Company is not subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth in the Warrant or on
         Schedule 2.1(e). As of the date hereof, all of the outstanding shares of Parent Company's capital stock are validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.1(e), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by stockholders or option holders of Parent Company, with respect to the issuance of the Warrant or the issuance of the Common Stock upon exercise of the Warrant and all such rights have been effectively waived with regard to the issuance of the Warrant, the exercise of the Warrant and the issuance of the Common Stock upon exercise of the Warrant. Except as set forth on Schedule 2.1(e), Parent Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrant hereunder do not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws. To the best of Parent Company's knowledge, there are no agreements among Parent Company's shareholders with respect to any other aspect of Borrowers' affairs, except as set forth on Schedule 2.1(e). The Parent Company owns all of the issued and outstanding shares of capital stock of each of the other Borrowers.

                  (f) TRADEMARKS, PATENTS, ETC. Schedule 2.1(f) is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, licenses, formulas and applications therefor owned by each Borrower or used or required by each Borrower in the operation of its business, title to each of which is, except as set forth in Schedule 2.1(f) hereto, held by such Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in
         Schedule 2.1(f), each Borrower owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and know-how necessary to entitle such Borrower to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that any Borrower's operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of such Borrower or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and no Borrower is in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in
         Schedule 2.1(f), each Borrower has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim of any third party. As used herein, "proprietary information" includes without limitation, (i) any computer programming language, software, hardware, firmware or related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by any Borrower or marketing studies conducted by any Borrower, all of which such Borrower considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties.

                  (g) NO CONFLICTS. Consummation of the transactions contemplated hereby and the performance of the obligations of each Borrower under and by virtue of the Loan Documents do not conflict with, and will not result in any breach of, or constitute a default or trigger a lien under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which any Borrower is a party or by which any Borrower or its respective properties may be bound or affected or to which any Borrower has not obtained an effective waiver which conflict, breach, default or lien would have a material adverse effect on any Borrower's financial condition or its ability to conduct its business in the manner now conducted.

                  (h) LITIGATION. There are no actions, suits, arbitrations, administrative hearings or other proceedings pending, or, to the knowledge of each Borrower threatened, against or affecting any Borrower or any of such Borrower's property or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency. To each Borrower's knowledge, such Borrower is not subject to any order, writ, injunction, decree or demand of any court or any governmental authority.

                  (i) FINANCIAL STATEMENTS. The financial statements of Borrowers dated March 31, 1998, which are attached hereto as Schedule 2.1(i)(A), are true and correct in all material respects, have been prepared on the basis of generally accepted accounting principles consistently applied, and fairly present the financial condition of any Borrower as of the date(s) thereof. No material adverse change has occurred in the financial condition of any Borrower since the date(s) thereof, and no additional borrowings have been made by any Borrower since the date(s) thereof other than as set forth on Schedule 2.1(i)(B).

                  (j) OTHER AGREEMENTS; NO DEFAULTS. No Borrower is a party to any indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction, that could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of any Borrower, or the ability of any Borrower to carry out its obligations under the Loan Documents to which it is a party. No Borrower is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

                  (k) COMPLIANCE WITH LAW. Each Borrower has obtained all necessary material licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. Each Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that any noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect such Borrower's ability to perform its obligations under the Loan Documents.

                  (l) DEBT. Schedule 2.1(l) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which each Borrower or any of its properties is in any manner directly or contingently obligated and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in Schedule 2.1(l).

                  (m) TAXES. Each Borrower has filed or caused to be filed all tax returns that are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against any Borrower or any of its property.

                  (n) CERTAIN TRANSACTIONS. Except as set forth on Schedule 2.1(n) hereto, no Borrower is indebted, directly or indirectly, to any of its shareholders, officers or directors or to their respective spouses or children, in any amount whatsoever, and none of said shareholders, officers or directors or any members of their immediate families, are indebted to any Borrower or have any direct or indirect ownership interest in any firm or corporation with which any Borrower has a business relationship, or any firm or corporation which competes with any Borrower, except that shareholders, officers and/or directors of each Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with any Borrower. No shareholder, officer or director or any member of their immediate families of any Borrower, is, directly or indirectly, interested in any material contract with any Borrower. No Borrower is a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or other legal entity.

                  (o) STATEMENTS NOT FALSE OR MISLEADING. No representation or warranty given as of the date hereof by any Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished by any Borrower to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

                  (p) MARGIN REGULATIONS. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                  (q) SIGNIFICANT CONTRACTS. Schedule 2.1(q) is a complete and correct list of all contracts, agreements and other documents pursuant to which any Borrower receives revenues in excess of $25,000 per fiscal

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         year or has committed to make expenditures in excess of $25,000 per fiscal year. Each such contract, agreement and other document is in full force and effect as of the date hereof and no Borrower knows of any reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

                  (r) ENVIRONMENT. Each Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Each Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. No Borrower has received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (i) air emissions;
         (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises;
         (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (vi) other environmental, health or safety matters affecting any Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. No Borrower has any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

                  (s) FEES/COMMISSIONS. Except as set forth in Schedule 2.1(s), no Borrower has agreed to pay any finder's fee, commission, origination fee (except for the processing and commitment fees due pursuant to

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         Section 1.2 hereof) or other fee or charge to any person or entity with respect to the Loan and investment transactions contemplated hereunder.

                  (t) ERISA. Each Borrower is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. 1001 et seq. (1975), as amended form time to time ("ERISA"). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any pension plan that is subject to the requirements of ERISA (a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; no Borrower nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); each Borrower and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of any Borrower or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and no Borrower nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

                  (u) TITLE TO PROPERTIES. Each Borrower has good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all liens other than Permitted Liens (as defined in Section 3.15 hereof).

                  (v) LIMITED OFFERING OF NOTE AND WARRANT. No Borrower nor anyone acting on its behalf has offered the Note, the Warrant or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lender and not more than 35 other institutional investors. No Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Note and Warrant to Section 5 of the Securities Act of 1933, as amended, or the registration or qualification provisions of the blue sky laws of any state.

                  (w) REGISTRATION RIGHTS. Except as described in the Warrant, no Borrower is under any obligation to register under the Securities Act of 1933, as amended, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

                  (x) EMPLOYEES. No Borrower has current labor problems or disputes which have resulted or which such Borrower reasonably believes could be expected to have a material adverse effect on the operations, properties or financial condition of such Borrower, or such Borrower's ability to perform its obligations hereunder.

                  (y) ISSUANCE TAXES. All taxes imposed on any Borrower in connection with the issuance, sale and delivery of the Note, the Warrant and the capital stock issuable upon exercise of the Warrant have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by Borrowers.

                  (z) SOLVENCY. As of the date hereof and giving effect to the making of the Loan, each Borrower (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

                  (aa) LOCATION OF PROPERTIES, PLACES OF BUSINESS. The only jurisdictions in which each Borrower maintains any tangible personal property or carries on business are as listed in Schedule 2.1(aa) hereto. All billings for the supply of goods and services by each Borrower are made from, and require payment to be made to, the chief executive office of such Borrower. Except as set forth on Schedule 2.1(aa), no Borrower has, during the five years preceding the date of this Agreement, been known as or used any other corporate, trade or fictitious name, nor acquired all or substantially all of the assets, capital stock or operating units of any person. No Borrower has, during the five years preceding the date of this Agreement, had a business location at any address other than addresses set forth on Schedule 2.1(aa).

                  (bb) YEAR 2000 COMPATIBILITY. Each Borrower has reviewed its financial accounting systems and other computer systems for year 2000 compatibility and has not identified any issued that could have a material adverse effect on such Borrower's business, operations, property or financial condition.

                                    ARTICLE 3
                            COVENANTS AND AGREEMENTS

         Borrowers covenant and agree, jointly and severally, that during the term of this Agreement:

         3.1 PAYMENT OF OBLIGATIONS. Borrowers shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrowers to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrowers, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

         3.2 FINANCIAL STATEMENTS AND REPORTS. Parent Company shall furnish to Lender (a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Parent Company, (or within such a later period as may be granted by the Securities and Exchange Commission), an audited consolidated and consolidating balance sheet of Borrowers as of the close of such fiscal year, an audited consolidated and consolidating statement of operations of Borrowers as of the close of such fiscal year and an audited consolidated and consolidating statement of cash flows for Borrowers for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an unqualified audit report prepared by an independent certified public accountant acceptable to Lender showing the financial condition of Borrowers at the close of such fiscal year and the results of their operations during such fiscal year and accompanied by a certificate of the President of Parent Company, stating that to the best of the knowledge of such officer, each Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action such Borrower proposes to take in connection therewith), (b) within thirty (30) days of the end of each calendar month, a status report indicating the financial performance of each Borrower during such month and the financial position of each Borrower as of the end of such month in the format required by Lender (which format will be delivered to Borrowers on a diskette), (c) within thirty (30) days of the end of each quarter, a consolidated and consolidating balance sheet of Borrowers as of the close of such quarter and a consolidated and consolidating statement of operations of Borrowers as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), and (d) with reasonable promptness, such other financial data, including without limitation, accounts receivable agings, as Lender may reasonably request. Without Lender's prior written consent, no Borrower shall modify or change any accounting policies or procedures, including such Borrower's fiscal year, in effect on the date hereof.

         3.3 MAINTENANCE OF BOOKS AND RECORDS; INSPECTION. Each Borrower shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and after reasonable notice from Lender permit Lender, its officers and employees and any professionals designated by Lender in writing, at such Borrower's expense, to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with such Borrower or the principal officers of such Borrower during reasonable business hours, all at such times as Lender may reasonably request; provided that no such inspection shall materially interfere with the conduct of such Borrower's business.

         3.4 INSURANCE. Without limiting any of the requirements of any of the other Loan Documents, each Borrower shall maintain, in amounts customary for entities engaged in comparable business activities, (a) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender, such approval not to be unreasonably withheld or delayed), and (b) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in such Borrower's business. Each Borrower will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to such Borrower's Board of Directors. At the request of Lender, Borrowers will deliver forthwith a certificate specifying the details of such insurance in effect.

         3.5 TAXES AND ASSESSMENTS. Each Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that any Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves in accordance with generally accepted accounting principles are maintained with respect thereto.

         3.6 CORPORATE EXISTENCE. Each Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which a failure to be so qualified would have a material adverse effect on such Borrower's financial condition or its ability to conduct its business in the manner now conducted.

         3.7 COMPLIANCE WITH LAW AND OTHER AGREEMENTS. Except where the failure to do so would not materially adversely affect a Borrower's operations, properties, financial condition or its ability to fulfill its obligations under the Loan Documents, each Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which each Borrower is a party or by which each Borrower or any of its properties is bound. Without limiting the foregoing, each Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

         3.8 NOTICE OF DEFAULT; PERCEIVED BREACH. Borrowers shall give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof. Borrowers agree to give Lender prompt written notice of any action or inaction by or on behalf of Lender in connection with this Agreement or the Obligations that Borrowers believe may be actionable against Lender or a defense to payment of any or all Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law.

         3.9 NOTICE OF LITIGATION. Borrowers shall give notice, in writing, to Lender of (a) any actions, suits or proceedings, instituted by any persons whomsoever against any Borrower or affecting any of the assets of Borrowers wherein the amount at issue is in excess of Twenty-Five Thousand and No/100ths Dollars ($25,000.00) and (b) any dispute, not resolved within sixty (60) days of the commencement thereof, between any Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of any Borrower.

         3.10 CONDUCT OF BUSINESS. Each Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement. Without ten (10) days' prior written notice to Lender, no Borrower shall change its name or its location(s) of doing business. In the event any Borrower makes a change of its name or location of business, such Borrower shall promptly execute any and all financing statements, and amendments or continuations thereof and any other documents that Lender may reasonably request to evidence, continue, and/or perfect any security interest in or pledge of collateral securing the Loan.

         3.11 ERISA PLAN. If any Borrower has in effect, or hereafter institutes, a Plan that is subject to the requirements of ERISA, then the following warranty and covenants shall be applicable during such period as any such Plan shall be in effect: (a) such Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement; (b) such Borrower hereby covenants that throughout the existence of the Plan, such Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and such Borrower will not institute a distress termination of the Plan; and (c) such Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

         3.12 DIVIDENDS, DISTRIBUTIONS, STOCK RIGHTS, ETC. Without the prior written consent of Lender, no Borrower shall declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of any Borrower, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan nor grant any preemptive rights with respect to the capital stock of any Borrower.

         3.13 GUARANTIES; LOANS; PAYMENT OF DEBT. Without the prior written consent of Lender, no Borrower shall guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to any Borrower for deposit or collection in the ordinary course of business. Without the prior written consent of Lender, no Borrower shall (a) make any loan, advance or extension of credit to any person other than in the normal course of its business, or (b) make any payment on any subordinated debt other than trade payables incurred in the ordinary course of such Borrower's business.

         3.14 DEBT. Without the prior written consent of Lender, no Borrower shall create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

                  (a) the indebtedness evidenced by the Note;

                  (b) the endorsement of negotiable instruments payable to any Borrower for deposit or collection in the ordinary course of business;

                  (c) trade payables incurred in the ordinary course of business (each of which, individually, does not exceed $100,000);

                  (d) indebtedness incurred in connection with a lien permitted under Section 3.15(c) below;

                  (e) first lien indebtedness against any assets of Borrowers or their affiliates, such indebtedness not to exceed four (4) times the EBITDA (as such term is defined below) of Borrowers, on a consolidated basis, for the previous fiscal year without the prior written consent of Lender; and

                  (f) the indebtedness listed on Schedule 2.1(l) hereto.

         For purposes of this Loan Agreement, the term "EBITDA" shall mean net income PLUS interest expense PLUS income taxes PLUS depreciation expenses PLUS amortization expenses, all determined in accordance with generally accepted accounting principals consistently applied.

         3.15 NO LIENS. Without prior the written consent of Lender, no Borrower shall create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its assets, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

                  (a) liens in favor of Lender;

                  (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

                  (c) liens on leased or financed equipment granted in connection with the leasing or financing of such equipment in favor of the lessor or Seller of such equipment;

                  (d) liens described on Schedule 2.1(l) hereto.

                  (e) liens securing indebtedness permitted under Section 3.14(e) above.


         3.16 MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES. Without the prior written consent of Lender, no Borrower shall (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary. Lender hereby consents to any transaction described in item (a) above if: (i) a Borrower is the surviving entity; (ii) the transaction involves a company or companies in the same line of business as presently conducted by Borrowers; and (iii) and any affiliates of Borrowers resulting from the transaction becomes bound by the terms of this Agreement and such other agreements as Lender may reasonably require and grants Lender at least a second priority lien against each such affiliate's assets. Lender hereby consents to a transaction described in item
(b) above if: (i) the transaction is related to the same line of business as presently conducted by Borrowers; (ii) Lender is granted at least a second priority security interest in the acquired assets; and (iii) any affiliates of Borrowers resulting from the transaction become bound by the terms of this Agreement and such other agreements as Lender may reasonably require. Lender hereby consents to any transaction described in item (d) above if the Subsidiary
(i) is in the same line of business as presently conducted by Borrowers; (ii) Lender is granted at least a second priority interest in the assets of the Subsidiary; and (iii) the Subsidiary becomes bound by the terms of this Agreement and any other agreement as may be reasonably required by Lender. Notwithstanding anything to the contrary contained in this Agreement, without Lender's prior written consent, Borrowers shall not engage in any transaction contemplated by this Section 3.16 if the value of the transaction exceeds $3,000,000.

         3.17 TRANSACTIONS WITH AFFILIATES. No Borrower shall enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of a Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 3.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with a Borrower.

         3.18 EMPLOYMENT CONTRACTS. Without the prior written consent of Lender, no Borrower shall (a) enter into any employment agreement or other written compensation agreement that has a term of greater than one year with any of such Borrower's executive officers or (b) increase total compensation paid to the executive officers of Borrowers by more than ten percent (10%) per year.

         3.19 ENVIRONMENT. Each Borrower shall be and remain in compliance with the provisions of all material federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender's request, and at such Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.

         3.20 LANDLORD CONSENTS. Each Borrower shall use its best efforts to obtain a Landlord Consent and Subordination of Lien, in a form reasonably satisfactory to Lender, from each landlord from whom such Borrower now or hereafter may lease space.

         3.21 ISSUANCE OF CAPITAL STOCK. Without the prior written consent of Lender, no Borrower shall issue any shares of capital stock of such Borrower or securities convertible into or exercisable for shares of capital stock of such Borrower.


                                    ARTICLE 4
                              CONDITIONS TO CLOSING

         4.1 CLOSING OF THE LOAN. The obligation of Lender to fund the Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

                  (a) Borrowers shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

                  (b) Lender shall have received an opinion of the Borrowers' counsel, McGuire, Woods, Battle & Boothe, LLP, dated the Closing Date, in form and substance satisfactory to Lender's counsel, Chambliss, Bahner & Stophel, P.C.

                  (c) Borrowers shall have delivered to Lender a Note executed by Borrowers, in form and substance satisfactory to Lender.

                  (d) Borrowers shall have delivered to Lender a Stock Purchase Warrant executed by Parent Company, in form and substance satisfactory to Lender, and the related Warrant Valuation Letter executed by Parent Company.

                  (e) Borrowers shall have delivered to Lender a Security Agreement and related UCC-1 Financing Statement(s), executed by Borrowers, all in form and substance satisfactory to Lender.

                  (f) Borrowers shall have delivered to Lender a Pledge and Security Agreement and related stock certificates, stock powers and voting proxies, executed by Parent Company, in form and substance satisfactory to Lender.

                  (g) Borrowers shall have delivered to Lender an Intellectual Property Security Agreement executed by Borrowers and related UCC-1 Financing Statement(s), all in form and substance satisfactory to Lender.

                  (h) Borrowers shall have delivered to Lender a Landlord's Consent and Subordination of Lien, executed by each of Borrowers' landlords, in form and substance satisfactory to Lender.

                  (i) Borrowers shall have delivered to Lender an Authorization Agreement for Pre-Authorized Payments (Debit) executed by Borrowers, in form and substance satisfactory to Lender.

                  (j) Borrowers shall have delivered to Lender copies of the corporate charter and other publicly filed organizational documents of each Borrower, certified by the Secretary of State or other appropriate public official in the jurisdiction in which each Borrower is incorporated.

                  (k) Borrowers shall have delivered to Lender certified (as of the date of this Agreement) copies of all corporate action taken by each Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Loan Documents.

                  (l) Borrowers shall have delivered to Lender a certificate as to the legal existence and good standing of each Borrower, issued by the Secretary of State or other appropriate public official in the jurisdiction in which such the Borrower is incorporated.

                  (m) Borrowers shall have delivered to Lender certificates of the Secretaries of State or other appropriate public officials as to each Borrower's qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on its financial condition or its ability to conduct its business in the manner now conducted and as hereafter intended to be conducted.

                  (n) Borrowers shall have delivered to Lender a BIDCO Report completed and executed by Borrowers (in form and substance acceptable to Lender).

         4.2 SUBSEQUENT ADVANCES. The obligation of Lender to fund the subsequent Advance on the date of such Advance is subject to the fulfillment, on or prior to such date, of each of the following conditions:

                  (a) An Event of Default (as herein defined) shall not have occurred and be continuing.

                  (b) Borrowers shall have delivered a Closing Certificate (in a form reasonably acceptable to Lender), executed by Borrowers.

                  (c) Borrowers shall have delivered to Lender an Authorization Agreement for Pre-Authorized Payments (Debit) executed by Borrowers, in form acceptable to Lender.


                                    ARTICLE 5
                              DEFAULT AND REMEDIES

         5.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  (a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within five (5) days;

                  (b) Any misrepresentation by Borrowers, any guarantor of the Loan, or any Affiliate as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrowers of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

                  (c) Failure of Borrowers, any guarantor of the Loan, or any Affiliate to perform any of its obligations, covenants or agreements under this Agreement, the Note or any of the other Loan Documents;

                  (d) Any Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within sixty (60) days, or
         (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

                  (e) Any Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

                  (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

                  (g) Any Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of any Borrower now or hereafter owed to Lender;

                  (h) Any Borrower shall have defaulted and continue to be in default in the timely payment of or performance of any covenant relating to any other indebtedness or obligation, which in the aggregate exceeds Twenty-Five Thousand and No/100ths Dollars ($25,000.00) or materially adversely affects such Borrower's operations, properties or financial condition, including the indebtedness owed to any lender which holds a lien against any of such Borrower's assets which has priority over Lender's lien;

                  (i) A significant change in the executive staff or management of any Borrower shall occur; or

                  (j) Lender in good faith determines that a material adverse change has occurred in the financial condition or business of Borrowers.

         With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such

Curable Default may be cured by payment of a sum of money) of notice thereof to Borrowers given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrowers and an opportunity to cure any Curable Default of which any Borrower has had actual knowledge for the requisite number of days set forth.

         5.2 ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described in subsection 5.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of any Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of any Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

                  (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Loan Documents; and

                  (b) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

         5.3 REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

         5.4 PROCEEDS OF REMEDIES. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised, if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First, to the costs and expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by Lender in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

                  Third, to the payment of the Obligations of Borrowers, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrowers or to any other person lawfully thereunto entitled.


                                    ARTICLE 6
                                   TERMINATION

         6.1 TERMINATION OF THIS AGREEMENT. This Agreement shall remain in full force and effect until the payment in full by Borrowers of the Obligations, at which time Lender shall cancel the Note and deliver it to Borrowers; provided, however, that the indemnities provided in Section 7.15 shall survive the termination of this Agreement.


                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 PERFORMANCE BY LENDER. If Borrowers shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorneys' fees), with interest thereon at the highest default rate provided in the Note, shall be immediately repaid to Lender by Borrowers and shall constitute a part of the Obligations. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         7.2 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrowers or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         7.3 COSTS AND EXPENSES. Borrowers agree to pay all reasonable costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorneys' fees, promptly upon demand of Lender. Borrowers further agree to pay all premiums for insurance required to be maintained by Borrowers pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lender.

         7.4 ASSIGNMENT. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Upon notice to Borrowers, Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note, and in such event Borrowers shall continue to make payments due under the Loan Documents to Lender and Lender shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Borrowers shall not assign any of their rights nor delegate any of their duties hereunder or under any of the other Loan Documents without the prior written consent of Lender.

         7.5 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrowers hereunder and under all of the other Loan Documents.

         7.6 SEVERABILITY. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.7 INTEREST AND LOAN CHARGES NOT TO EXCEED MAXIMUM ALLOWED BY LAW. Anything in this Agreement, the Note or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and other charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrowers in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then IPSO FACTO, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrowers so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

         7.8 ARTICLE AND SECTION HEADINGS; DEFINED TERMS. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

         7.9 NOTICES. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this
Agreement:

The Address of Lender is:              Sirrom Capital Corporation
                                       Suite 200
                                       500 Church Street
                                       Nashville, TN 37219
                                       Attention: John Harrison
                                       Telecopy No.: 615/726-1208

with a copy to:                        Chambliss, Bahner & Stophel, P.C.
                                       1000 Tallan Building
                                       Two Union Square
                                       Chattanooga, TN 37402
                                       Attention: J. Patrick Murphy, Esq.
                                       Telecopy No.: 423/265-9574

The Address of Borrowers is:           Imtek Office Solutions, Inc.
                                       Imtek Corporation
                                       Imtek Services Corporation
                                       Imtek Funding Corporation
                                       2111 Van Deman Street
                                       Suite 100
                                       Baltimore, MD  21224
                                       Attention: Brad Thompson
                                       Telecopy No.: 410/633-5215

with a copy to:                        McGuire, Woods, Battle
                                         & Boothe, LLP
                                       The Blaustein Building
                                       1 North Charles Street
                                       Baltimore, MD  21201
                                       Attention: Patrick M. Shelley, Esq.
                                       Telecopy No.: 410/659-4527

         7.10 ENTIRE AGREEMENT. This Agreement and the other written agreements between Borrowers and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by Borrowers were not based upon any fact or material provided by Lender, nor were Borrowers induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

         7.11 GOVERNING LAW AND AMENDMENTS. This Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         7.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any of the Loan Documents or made by or furnished on behalf of Borrowers in connection herewith or in any Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents.

         7.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         7.14 CONSTRUCTION AND INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrowers, Lender and their respective agents have participated in the preparation hereof.

         7.15 GENERAL INDEMNIFICATION. Borrowers agree, jointly and severally, to indemnify Lender, its officers, directors, employees and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and each of them and agree, jointly and severally, to hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever (except those arising solely by reason of the gross negligence or wilful misconduct of an Indemnified Party) which may be imposed on, incurred by, or asserted against the Indemnified Parties or any of them arising by reason of any action or inaction or omission to any act legally required of Borrowers (including as required pursuant hereto or pursuant to any other Loan Document).

         7.16 STANDARD OF CARE; LIMITATION OF DAMAGES. Lender shall be liable to Borrowers only for matters arising from this Agreement or otherwise related to the Obligations resulting from Lender's gross negligence or wilful misconduct, and liability for all other matters is hereby waived. Lender shall not in any event be liable to Borrowers for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

         7.17 CONSENT TO JURISDICTION; EXCLUSIVE VENUE. Borrowers hereby irrevocably consent to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

         7.18 WAIVER OF TRIAL BY JURY. LENDER AND BORROWERS HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                               LENDER:

                               SIRROM CAPITAL CORPORATION,
                               a Tennessee corporation


                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------


                               BORROWER:

                               IMTEK OFFICE SOLUTIONS, INC.,
                               a Delaware corporation


                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------


                               IMTEK CORPORATION,
                               a Maryland corporation


                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------


                               IMTEK SERVICES CORPORATION,
                               a Maryland corporation


                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------


                               IMTEK FUNDING CORPORATION,
                               a Maryland corporation


                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------

         The undersigned Subsidiaries join in the execution of this Agreement in order to evidence their acknowledgement and agreement to be bound by Articles II and III hereof.


                               [SUBSIDIARY]


                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------


                               [SUBSIDIARY]


                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------

                               [SUBSIDIARY]


                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------


                               [SUBSIDIARY]


                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------

                                                 INDEX OF SCHEDULES


Schedule 2.1(b) - Subsidiaries
Schedule 2.1(e) - Capitalization Table
Schedule 2.1(f) - Intellectual Property
Schedule 2.1(i)(A) and (B) - Financial Statements
Schedule 2.1(l) - Debt and Liens
Schedule 2.1(n) - Shareholder Loans
Schedule 2.1(q) - Significant Contracts
Schedule 2.1(s) - Fees and Commissions
Schedule 2.1(aa) - Location of Properties and Place of Business



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